Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 333-4186 and 333-30149) pertaining to the 1995 Director Stock Option Plan, 1995 Employee Stock Purchase Plan, and 1993 Stock Plan of
Conceptus, Inc. of our report dated January 20, 2000, with respect to the consolidated financial statements of Conceptus, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                               Ernst & Young LLP

Palo Alto, California
March 28, 2000